                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               ADMINISTAFF, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997
                                 HOUSTON, TEXAS

     The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the "Company"), will be held at the Wyndham Greenspoint Hotel, Wedgewood Room, 12400 Greenspoint Drive, Houston, Texas, 77060, on May 28, 1997 at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

     1. To elect two Class II directors to serve until the annual stockholders' meeting in 2000 or until their successors have been elected and qualified;

     2. To ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year;

     3. To approve certain amendments to, including increasing the number of authorized shares of stock, and restate the 1995 Administaff, Inc. Employee Stock Option Plan; and

     4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 11, 1997 are entitled to notice of, and to vote at, the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                            By Order of the Board of Directors

                                            /s/ JOHN H. SPURGIN, II
                                            John H. Spurgin, II
                                            Vice President, Legal,
                                            General Counsel and Secretary

April 25, 1997
Kingwood, Texas

                               ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on May 28, 1997, and at any adjournments thereof. The Annual Meeting of Stockholders will be held at 10:00 a.m., Central Daylight Savings Time, at the Wyndham Greenspoint Hotel, Wedgewood Room, 12400 Greenspoint Drive, Houston, Texas, 77060. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $3,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

     The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is April 25, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on April 11, 1997, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 1997 Annual Meeting of Stockholders or any adjournments thereof, 13,448,498 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. In conformity with Delaware law, shares abstaining from voting or not voted on certain matters, including broker nonvotes, will not be treated as votes cast with respect to those matters and therefore will not affect the outcome of any such matters.

     The table below sets forth, as of March 31, 1997, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named below under "Election of Directors -- Executive Compensation," and (iv) all directors, director nominees and executive officers of the Company as a group.

                                                             AMOUNT AND
                                                             NATURE OF
                                                             BENEFICIAL         PERCENT
                 NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)        OF CLASS
                 ------------------------                   ------------        --------
Paul J. Sarvadi...........................................   2,179,267(2)(3)      16.2%
Gerald M. McIntosh........................................   1,684,020(3)(4)      12.5
James W. Hammond..........................................     733,259(3)(5)       5.4
Scott C. Hensel...........................................     784,300(3)(6)       5.8
Richard G. Rawson.........................................     831,785(3)(7)       6.2
Jack M. Fields, Jr........................................       2,000(8)         *
Paul S. Lattanzio.........................................   1,609,732(9)         12.0
Linda Fayne Levinson......................................       2,500(10)        *
Stephen M. Soileau........................................     452,715(11)         3.3
Pyramid Ventures, Inc. ("PVI")............................   1,609,732(3)         12.0
William E. Lange..........................................     850,905(3)(12)      6.3
Texas Growth Fund -- 1991 Trust ("TGF")...................     452,715(3)(13)      3.3
Executive Officers and Directors as a group (10
  persons)................................................   8,279,578            59.5

---------------

   * Represents less than 1%.

 (1) Unless otherwise indicated, each of the stockholders designated above has sole voting and investment power with respect to the securities shown to be owned by such stockholder.

 (2) Includes 1,155,200 shares owned by Our Ship Limited Partnership, LTD., 589,000 shares owned by the Sarvadi Children's Partnership, LTD., 214,967 shares owned by the Sarvadi Family Foundation, and 220,100 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JTWROS.

 (3) Each such stockholder is a party to the Voting Agreement dated May 13, 1994. Other stockholders who are parties to the Voting Agreement, and not listed here, are the McIntosh Charitable Remainder Unit Trust, which owns 1,022,798 shares, the Hammond Family Foundation, which owns 43,667 shares, the Gary and Nancy Reed Foundation, which owns 52,448 shares(including the option to purchase 2,500 shares from PVI), and the Sarvadi Family Foundation, which owns 214,967 shares. David W. Russell, the trustee of the McIntosh Charitable Remainder Unit Trust, owns 3,000 shares individually, although he is not a party to the Voting Agreement. Gary F. Reed, President of the Gary and Nancy Reed Foundation, owns 325,919 shares individually(including the option to purchase 130,834 shares from PVI, which option is currently exercisable). The parties to the Voting Agreement may be deemed to be members of a "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, and accordingly, may be deemed to have beneficial ownership of all of the shares of Common Stock subject to the Voting Agreement. An aggregate of 9,504,350 shares of Common Stock of the 13,448,498 shares outstanding, representing approximately 70.7% of the outstanding Common Stock, are subject to the Voting Agreement. However, each party to the Voting Agreement expressly disclaims membership in such group and beneficial ownership of such shares of Common Stock, other than the shares identified herein as beneficially owned by such party.

 (4) Includes 1,022,798 shares held in trust by David W. Russell, trustee of the McIntosh Charitable Remainder Unit Trust (including the option to purchase 3,334 shares from PVI, which option is currently exercisable), 100,000 shares owned by the G&B McIntosh Family, L.P., and 100 shares owned as tenants in common between Mr. McIntosh and his wife.

 (5) Includes 497,263 shares owned by the Hammond 1994 Family, L.P., 43,667 shares owned by the Hammond Family Foundation (including the option to purchase 5,000 shares from PVI, which option is currently exercisable) and 107,329 shares owned by Solar Vineyard, Ltd. and Mr. Hammond's option to purchase 5,000 shares from PVI, which option is currently exercisable.

 (6) Represents shares owned by the Hensel Family, L.P., including the option to purchase 5,000 shares from PVI, which option is currently exercisable.

 (7) Includes 369,051 shares owned by R&D Rawson, LP, 369,049 shares owned by RDKB Rawson, LP, 25 shares owned by Dawn M. Rawson, 25 shares held by Richard G. Rawson as Custodian for Kimberly Rawson under the Uniform Gift to Minors Act, and 25 shares held by Richard G. Rawson as Custodian for Barbie Rawson under the Uniform Gift to Minors Act.

 (8) Represents shares held as custodian for Jordan Fields under the Uniform Gift to Minors Act.

 (9) Represents shares owned by PVI. Mr. Lattanzio disclaims any beneficial ownership of these shares.

(10) Consists of options to purchase common stock which are exercisable within 60 days.

(11) Represents shares subject to warrants that are currently exercisable by the Texas Growth Fund -- 1991 Trust. Mr. Soileau disclaims beneficial ownership of these shares.

(12) Includes 442,112 shares owned of record by Jennifer W. Lange, Mr. Lange's wife.

(13) Represents shares subject to warrants that are currently exercisable.

                               PROPOSAL NUMBER 1:

                             ELECTION OF DIRECTORS
GENERAL

     The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than 3 nor more than 15 persons. The Company's Board of Directors currently has nine members. Mr. Stephen M. Soileau has declined to be nominated for an additional three-year term as a Class II Director. In accordance with the Bylaws, the Board of Directors will reduce the number of directors on the Board to eight at the expiration of Mr. Soileau's term. Mr. Soileau's term expires at the 1997 Annual Meeting of Stockholders.

     In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the annual meeting of stockholders in 1999, 1997 and 1998, respectively.

     The term of office of each of the current Class II Directors expires at the time of the 1997 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Mr. Sarvadi and Mr. McIntosh have been nominated to serve an additional three-year term as Class II Directors. Both of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected.

     It is the intention of the persons named in the accompanying proxy card to vote for the election of both nominees named below unless a stockholder has withheld such authority. The affirmative vote of holders of a majority of the Common Stock present in person or by proxy at the 1997 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees.

     If, at the time of or prior to the 1997 Annual Meeting of Stockholders, either of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

NOMINEES -- CLASS II DIRECTORS (FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING)

        NAME           AGE                              POSITION
        ----           ---                              --------
Paul J. Sarvadi......  40    President, Chief Executive Officer and Director
Gerald M. McIntosh...  56    Senior Vice President -- Research and Development and Director

     Paul J. Sarvadi. Mr. Sarvadi is President, Chief Executive Officer and co-founder of the Company. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi served as President of the National Association of Professional Employer Organizations ("NAPEO") and served on its Board of Directors for five years. Mr. Sarvadi also served as President of the Texas Chapter of the National Association of Professional Employer Organizations ("TC-NAPEO") for three of the first four years of its existence. In 1995, he was selected as Houston's Entrepreneur of the Year for service industries.

     Gerald M. McIntosh. Mr. McIntosh is a co-founder of the Company and serves as Senior Vice President -- Research and Development. Prior to founding the Company, he was founder and President of Kingwood Trails, Inc., a planned community maintenance company and ISSCO Trading Company, an import/export firm. He also founded and sold three other private businesses. Mr. McIntosh has a Bachelor of Science degree from La Sierra University and a Master of Science degree in Public Administration from the University of Southern California. During 1997, Mr. McIntosh will devote approximately 75% of his time to his duties at Administaff.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

DIRECTORS REMAINING IN OFFICE

                                                                                      DIRECTOR
             NAME                AGE                     POSITION                      CLASS
             ----                ---                     --------                     --------
James W. Hammond...............  59    Senior Vice President -- Special Projects
                                       and Director                                       I
Scott C. Hensel................  51    Senior Vice President -- Benefits
                                       Administration and Director(1)                     I
Linda Fayne Levinson...........  54    Director                                           I
Richard G. Rawson..............  48    Executive Vice President -- Administration,
                                       Chief Financial Officer, Treasurer and
                                         Director                                       III
Paul S. Lattanzio..............  33    Director                                         III
Jack M. Fields, Jr.............  45    Director                                         III

     James W. Hammond. Mr. Hammond is Senior Vice President-Special Projects. Prior to joining the Company in 1987, Mr. Hammond was President of Technology and Business Consultants, Inc. ("TBC"), a computer consulting firm. Mr. Hammond spent 23 years with Exxon U.S.A. designing a variety of automated systems related to operations and corporate planning. Mr. Hammond has a Bachelor of Science degree in Chemical Engineering from Virginia Polytechnic Institute. During 1997, Mr. Hammond will devote approximately 75% of his time to his duties at Administaff.

     Scott C. Hensel. Mr. Hensel, who serves as Senior Vice President-Benefits Administration, joined the Company in 1987. Prior to joining the Company, he spent 14 years with Exxon U.S.A. and subsequently became a Vice President of TBC. Mr. Hensel has a Bachelor of Science degree and Bachelor of Arts degree with a minor in political science from Brown University and a Master of Business Administration degree in management from Fairleigh-Dickenson University.

     Linda Fayne Levinson. Ms. Levinson, a Director of the Company since April 1996, has served as President of Fayne Levinson Associates, an independent consulting firm located in Santa Monica, California that advises both major corporations and start-up entrepreneurial ventures, since 1994. Prior to starting Fayne Levinson Associates, Ms. Levinson served as an executive with Creative Artists Agency, Inc. in 1993, a partner of Wings Partners, Inc., a merchant banking firm from 1989 to 1992, Senior Vice President for American Express Travel Related Services Co., Inc. from 1984 to 1987, and as a partner of the consulting firm of McKinsey and Co. from 1979 to 1981. Ms. Levinson holds a Bachelor of Arts degree in Russian studies from Barnard College, a Master of Business Administration degree from New York University School of Business and a Master of Arts degree in Russian Literature from Harvard University. Ms. Levinson also currently serves as a Director for Egghead Software, Inc., Genentech, Inc., Jacobs Engineering Group, Inc. and NCR, Inc.

     Richard G. Rawson. Mr. Rawson, who serves as Executive Vice President-Administration, Chief Financial Officer and Treasurer, joined the Company in 1989. Prior to joining Administaff, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson served as Chairman of the Accounting Practices Committee of NAPEO for five years, currently serves as treasurer of NAPEO and is a member of the Executive Committee of its Board of Directors. Mr. Rawson has a Bachelor of Business Administration degree in finance from the

---------------

(1) Effective April 30, 1997, Mr. Hensel will no longer serve as Senior Vice President, Benefits Administration, and will cease to be an employee of the Company. He will, however, remain a director of the Company.

University of Houston. Until March 31, 1997, Mr. Rawson also served as an officer, director and stockholder of TBC.

     Paul S. Lattanzio. Mr. Lattanzio, a Director of the Company since 1995, is a Managing Director with BT Capital Partners, Inc., an affiliate of Bankers Trust New York Corporation. Mr. Lattanzio joined Bankers Trust in 1984 and has experience in a variety of investment banking disciplines including mergers and acquisitions, private placements and restructuring advisory areas. Since 1987, his primary focus has been on structuring, executing and monitoring private equity investments for BT Capital Partners, Inc. Mr. Lattanzio received his Bachelor of Science degree in Economics with honors from the University of Pennsylvania's Wharton School of Business in 1984.

     Jack M. Fields, Jr. Mr. Fields joined the Company as a Director on January 3, 1997 following his retirement from the United States House of Representatives, where he served for 16 years. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee which has jurisdiction and oversight of the Federal Communication Commission and the Securities and Exchange Commission. Mr. Fields earned a Bachelor of Arts degree in 1974 from Baylor University, and graduated from Baylor Law School in 1977.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Audit Committee are Ms. Levinson, Mr. Soileau and Mr. Fields. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before it as directed by the Board of Directors. The members of the Compensation Committee are Ms. Levinson, Mr. Lattanzio and Mr. Soileau. The Compensation Committee administers the Company's compensation programs and performs such other duties as may from time to time be determined by the Board of Directors. The members of the Nominating Committee are Ms. Levinson, Mr. Lattanzio, Mr. Soileau and Mr. Sarvadi. The Nominating Committee considers and makes recommendations to the Board of Directors regarding persons to be nominated by the Board of Directors for election as directors.

INFORMATION REGARDING MEETINGS

     During 1996, the Audit Committee had three meetings, the Compensation Committee had five meetings, the Nominating Committee had four meetings and the Board of Directors had five meetings. During 1996, each member of the Board of Directors attended 100% of the meetings of the Board of Directors and the committees of which he or she was a member.

DIRECTOR COMPENSATION

     Directors of the Company who are not employees of the Company nor an employee, director, officer, partner, principal or affiliate of TGF, PVI or any of their respective control persons, are paid (i) an annual retainer of $10,000,
(ii) $2,500 for each Board of Directors meeting attended, (iii) an annual fee of $1,000 payable for each committee of the Board (if any) of which such person is the Chairperson and (iv) reasonable expenses incurred in serving as a director. The annual compensation can be taken in cash or Common Stock, at the director's option. In addition, pursuant to the Company's Stock Option Plan, each such director automatically receives on the date such person first becomes a director, a grant of non-qualified options to purchase 7,500 shares of Common Stock, which will vest one-third on each anniversary of the date of grant. In addition, following each annual meeting of the Company's Stockholders, each outside director will receive an annual grant of options to purchase an additional 2,500 shares of Common Stock, all of which are fully vested on the date of grant. The exercise price of all such options is the fair market value at the time the options are granted. Options to purchase a total of 7,500 shares of Common Stock have been granted under such arrangement to each of Ms. Levinson and Mr. Fields. Employees who are also directors and directors affiliated with the TGF or PVI receive no additional compensation for their services as directors.

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers") for services rendered in all capacities to the Company during 1995 and 1996. In addition, a former executive officer of the Company who served during 1995 and 1996 is also included in the table.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                    NAME AND                       FISCAL    -------------------      ALL OTHER
               PRINCIPAL POSITION                   YEAR      SALARY      BONUS    COMPENSATION(1)
               ------------------                  ------    --------    -------   ---------------
Paul J. Sarvadi, President and Chief Executive
  Officer........................................   1996     $206,674    $    --       $  660
                                                    1995     $198,600    $36,000       $  922
Gerald M. McIntosh, Senior Vice President........   1996     $206,804    $    --       $4,500
                                                    1995     $198,200    $36,000       $4,032
William E. Lange, Senior Vice President(2).......   1996     $206,654    $    --       $2,880
                                                    1995     $198,600    $36,000       $2,163
James W. Hammond, Senior Vice President..........   1996     $206,654    $    --       $4,500
                                                    1995     $198,400    $36,000       $2,326
Scott C. Hensel, Senior Vice President(3)........   1996     $206,754    $    --       $2,880
                                                    1995     $198,600    $36,000       $1,157
Richard G. Rawson, Executive Vice President,
  Treasurer and Chief Financial Officer(4).......   1996     $206,753    $88,351       $1,740
                                                    1995     $198,600    $71,000       $2,139

---------------

(1) Represents the Company's payments with respect to life insurance policies benefitting the named executive. Excludes perquisites and other personal benefits, because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each executive officer.

(2) Mr. Lange resigned as an officer, director and employee of the Company effective December 31, 1996.

(3) Effective April 30, 1997, Mr. Hensel will no longer serve as Senior Vice President, Benefits Administration, and will cease to be an employee of the Company. He will, however, remain a director of the Company.

(4) Effective February 17, 1997, Mr. Rawson became Executive Vice
    President -- Administration. He will continue to serve as Chief Financial Officer and Treasurer.

STOCK OPTIONS

     No stock options were granted to the Named Executive Officers during fiscal 1996. No stock options were exercised by or are outstanding for any of the Named Executive Officers during fiscal 1996.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors of the Company consists of Ms. Levinson, Mr. Lattanzio and Mr. Soileau, none of whom are officers or employees of the Company. This committee is responsible for evaluating the performance of and determining the compensation for, certain executive officers of the Company. The Compensation Committee has furnished the following report on executive compensation for 1996.

     The Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package of executive officers has included and may in the future include some or all of the following components: (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash and tied to the individual's or the Company's achievement of certain goals or milestones, and
(iii) stock options which strengthen the mutuality of interest between the executive officers and the Company's stockholders.

     In determining the level of compensation for each of the Company's executive officers, the Compensation Committee took into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Compensation Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies in the service industry and in the same revenue category as the Company. In addition, in evaluating the performance of management, the Compensation Committee also takes into consideration such factors as revenue growth, acquisitions, achievement of expansion goals and profitability. In addition, the Compensation Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and the community.

     Base compensation is established by the Board of Directors and reviewed annually. When establishing or reviewing base compensation levels for each executive officer, the Board, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, the relative experience the individual brings to the Company, strategic goals for which the executive has responsibility and compensation levels of comparable companies. No predetermined weights are given to any one of such factors. The salaries for each of the executive officers in 1996, including the President and Chief Executive Officer, were determined based upon the foregoing factors.

     In addition to each executive officer's base compensation, the Board may award cash bonuses and/or grant awards under the Company's stock option plan to chosen executive officers depending on the extent to which certain personal and corporate performance goals are achieved. Such goals are the same as discussed above.

     Since the Company has not yet exceeded the $1,000,000 compensation threshold, the Compensation Committee has not yet adopted a policy with respect to the limitation under the Federal Tax Code that generally limits the Company's ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee, in consultation with the Board of Directors, will adopt such a policy if the Company exceeds such amount.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The foregoing report is given by the following members of the Compensation Committee of the Board of Directors:

                                            Paul S. Lattanzio
                                            Linda Fayne Levinson
                                            Stephen M. Soileau

PERFORMANCE GRAPH

     The Company did not complete its initial public offering and begin trading on a public market until January 29, 1997. Accordingly, a performance graph for prior fiscal years has not been included.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

     During fiscal 1996, no member of the Compensation Committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company, other than the relationships disclosed under "Certain Relationships and Other Transactions."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     The Company was a privately held company until it completed its initial public offering on January 29, 1997. Accordingly, neither the Company, its officers, directors nor 10% stockholders had any Section 16(a) reporting requirements during fiscal 1996.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

     In connection with the PVI Investment(1) and the TGF Investment(2), the Company, TGF, PVI and certain holders of Common Stock entered into an Investor Agreement, as amended (the "Investor Agreement"), and a Voting Agreement, as amended (the "Voting Agreement"), each dated May 13, 1994. Pursuant to the Investor Agreement, PVI has a right of first refusal to purchase any equity securities issued by the Company other than those issued pursuant to a registered public offering, employee compensation plan or certain warrants held by TGF and Rauscher Pierce Refsnes, Inc., or, in certain instances, those issued after repurchase by the Company. In addition, pursuant to the Voting Agreement, PVI has the right to elect at least one member of the Company's Board of Directors. Both the right of first refusal and the board seat provisions contained in the Investor Agreement and Voting Agreement, respectively, terminate if and when PVI ceases to own either (i) four percent or more of the outstanding Common Stock, on a fully diluted basis, or (ii) $10 million or more of Common Stock based on the average closing price of the Common Stock for the 30 previous trading days.

---------------

(1) On May 13, 1994, the Company entered into a Stock Purchase Agreement with PVI which involved the issuance by the Company of 1,532,303 shares of Common Stock to PVI at a purchase price of $2.61 per share, or an aggregate of $4 million.

(2) On May 13, 1994, the Company entered into a Securities Purchase Agreement with TGF whereby, in exchange for an aggregate investment of $4 million, the Company issued to TGF (i) $4 million principal amount of subordinated notes maturing five years from the date of issue carrying interest of 13% per annum, and (ii) warrants to purchase 694,436 shares of Common Stock at a price of $2.61 per share.

     In June 1995, Richard G. Rawson, then Senior Vice President, Chief Financial Officer and a director of the Company, exercised options to purchase 448,667 shares of Common Stock at a price of $0.75 per share. The purchase price was paid in cash by Mr. Rawson. In connection with the exercise of the options, the Company entered into a loan agreement with Mr. Rawson in the amount of approximately $694,000, whereby the Company paid certain federal income tax withholding requirements related to the stock option exercise. The loan agreement called for an additional amount to be advanced to Mr. Rawson in the event the ultimate tax liability resulting from the exercise exceeded the statutory withholding requirements. In April 1996, an additional $300,000 was loaned to Mr. Rawson pursuant to this provision of the agreement. Mr. Rawson, his wife and a family limited partnership of which Mr. Rawson is the general partner are obligors of such loans. The loans are repayable in five years, accrue interest at 6.83% and are secured by 404,752 shares of Common Stock owned by the obligors.

     James W. Hammond and Scott C. Hensel, each of whom is a director and officer of the Company, are directors, officers and stockholders of TBC, which has in the past provided various equipment, supplies, and services to the Company. Mr. Rawson, who is also a director and officer of the Company, was also a director, officer and stockholder of TBC until his resignation as such effective March 31, 1997. In April 1996, the Company entered into a settlement agreement relating to litigation in which the Company and TBC were co-defendants. In accordance with the settlement agreement, $285,000 was paid to the plaintiff. The Company paid the entire amount of the settlement; however, TBC agreed to reimburse the Company for the entire amount of the settlement not recovered through the Company's general liability insurance. In August 1996, the Company received $113,000 pursuant to such coverage. The remaining $172,000 was reimbursed by TBC prior to the end of 1996.

     In October 1996, the Company purchased various computer equipment from TBC at a total cost of $209,000.

     In January 1997 the Company entered into an employment agreement with John
H. Spurgin, II, pursuant to which the Company agreed to employ Mr. Spurgin on the terms set forth therein as the Company's Vice President, Legal and General Counsel. During 1996, the Company paid $575,000 in legal fees to McGinnis, Lochridge & Kilgore, L.L.P. ("McGinnis Lochridge"), a law firm in which Mr. Spurgin served as a partner. Mr. Spurgin resigned from McGinnis Lochridge effective January 31, 1997.

     BT Securities Inc., an affiliate of PVI, participated in the underwriting syndicate for the public offering of Common Stock in January 1997 and received customary compensation in connection with such participation. In addition, 180,293 of the shares of Common Stock owned by PVI were purchased by the Underwriters to cover over-allotments.

     In February, 1997, the Company utilized a portion of the proceeds from its initial public offering to (i) repay $4.0 million in subordinated notes to TGF,
(ii) repurchase 348,945 shares of Common Stock from PVI for an aggregate exercise price of approximately $2.0 million, and (iii) repurchase 173,609 warrants to purchase shares of Common Stock from TGF for an aggregate exercise price of approximately $0.5 million.

                               PROPOSAL NUMBER 2:

                              APPROVAL OF AUDITORS
GENERAL

     The Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997, subject to ratification by the Company's stockholders. Ernst & Young LLP has served as the Company's independent public accountants since 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote in person or by proxy at the 1997 Annual Meeting of Stockholders is required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 3:

                          APPROVAL OF AMENDMENT TO THE
               1995 ADMINISTAFF, INC. EMPLOYEE STOCK OPTION PLAN

GENERAL

     The 1995 Administaff, Inc. Employee Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors of Administaff of Texas, Inc. in 1995. In April 1996, the Board of Directors of the Company adopted, amended and restated the 1995 Plan as it currently reads, which was approved by the Stockholders at the annual meeting of stockholders of the Company. At a meeting of the Board of Directors of the Company on April 3, 1997, the Board of Directors adopted a proposal to amend and restate the 1995 Plan. The principal amendments to the 1995 Plan consist of the following:

          (i) an increase in the maximum number of shares of Common Stock of the Company issuable under the Plan from 357,957 shares to 882,957 shares;

          (ii) for purposes of enabling awards to qualify as "performance based" compensation for tax deduction purposes under Section 162(m) of the Internal Revenue Code (the "Code"), the imposition of a limit of

             (a) 100,000 shares of Common Stock as to which options, bonus stock, phantom shares and other stock-based awards may be granted to any employee during any calendar year, and

             (b) $1 million as to which performance units may be granted to any employee during any calendar year;

          (iii) granting the Compensation Committee the discretionary ability to:

             (a) grant phantom stock and performance unit awards to employees, the payment of which would be subject to the achievement of the performance goals,

             (b) pay bonuses in shares of Common Stock,

             (c) grant automatic reload options to officers who exercise their stock options with shares of Common Stock,

             (d) exercise options with, in addition to cash, shares of Common Stock owned for at least six months, through a "cashless-broker" procedure, or any combination of such methods, and

             (e) grant "replacement options" to individuals who become employees in conjunction with an acquisition of a business by the Company or a subsidiary;

          (iv) the automatic acceleration of the vesting of all awards upon a "change in control" of the Company; and

          (v) discretionary elective deferrals by participants of the receipt of the payment of certain awards or compensation in the form of phantom shares.

     In addition, the name of the Plan would be changed to the "1997 Incentive Plan". The summary description that follows is qualified by reference to the 1995 Plan, as most recently amended and restated by the Board of Directors on April 3, 1997, a copy of which is attached hereto as Exhibit A (the "1997 Incentive Plan"). The proposal to amend and restate the 1995 Plan is subject to stockholder approval. The material features of the 1995 Plan as currently in effect are described below under "Description of the 1995 Plan as Currently in Effect."

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

     Increase in Number of Shares. As of March 31, 1997, there were outstanding stock options covering an aggregate of 354,264 shares of Common Stock held by 47 persons. Only 2,901 shares of Common Stock remained available for future awards under the 1995 Plan. One purpose of the proposal is to continue the 1995 Plan by increasing the aggregate number of shares of Common Stock that may be issued thereunder to 882,957 shares. If the proposal is adopted, the employees of the Company and its Subsidiaries who are eligible to participate in the 1995 Plan could receive more benefits under the 1997 Incentive Plan than they could if the proposal is not adopted.

     Eligibility for Participation. All employees, including officers, of the Company and its subsidiaries are eligible for participation in all Awards under the 1997 Incentive Plan, other than automatic Director options. Only nonemployee directors of the Company (excluding any director who is an employee or affiliated with TGF or PVI) ("Directors") will receive automatic grants of Director options.

     Administration. The 1997 Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors. Except with respect to the automatic grant of Director options and elective deferrals by Directors of all or part of their annual retainer in the form of phantom shares, the Compensation Committee will select the employees who will receive Awards, determine the type and terms of Awards to be granted and interpret and administer the 1997 Incentive Plan.

     Employee Stock Options. Stock options granted to employees are subject to such terms and conditions as may be established by the Compensation Committee, which may include conditioning the exercisability of an option on the achievement of one or more performance goals, except that in all events: (i) no stock options may be granted after the termination of the 1997 Incentive Plan;
(ii) the option exercise price cannot be less than the market value per share of the Common Stock at the date of grant (unless it is a replacement option granted to new employees in conjunction with an acquisition of the stock or property of another corporation); and (iii) no stock option may be exercised more than 10 years after it is granted. Stock options may be granted either as incentive stock options ("ISOs") under Section 422 of the Code, non-qualified stock options or a combination thereof. In addition, the Compensation Committee may provide, with respect to an option granted to an officer, that such option, if exercised with Common Stock, will have an automatic "reload" grant feature, with such terms and conditions as the Compensation Committee may establish for such reload.

     The Compensation Committee will determine the form in which payment of the optionee's exercise price may be made, which may include cash, shares of Common Stock already owned by the optionee for more than six months, a "cashless broker exercise" through procedures established by the Company, or any combination thereof.

     Director Stock Options. The 1997 Incentive Plan provides that each Director of the Company shall automatically receive on the date of each annual meeting of the Company's stockholders an immediately vested option to purchase 2,500 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. Each person who becomes a Director of the Company shall automatically receive an option to purchase 7,500 shares of Common Stock on the date of such person's election or appointment at an exercise price per share equal to the fair market value of the Common Stock on the date of grant and such option shall vest as to one-third of the shares on each anniversary of its grant date. Neither the Compensation Committee nor the Board of Directors has any discretion with respect to Director options. Each Director option shall have a term of 10 years, subject to earlier termination depending upon continuity of service on the Board.

     Phantom Shares. The Compensation Committee may grant phantom shares of Common Stock to employees, which may be payable in cash, shares of Common Stock or a combination thereof, subject to the achievement of specified performance goals. The Compensation Committee shall determine the performance goals to be achieved and the length of the performance period.

     Performance Units. The Compensation Committee may also grant performance units to employees. Performance units are units equivalent to $100 (or such other value as the Compensation Committee determines) and may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of specified performance goals. The Compensation Committee shall determine the performance goals to be achieved and the length of the performance period.

     Bonus Stock. The Compensation Committee may deliver unrestricted shares of Common Stock to an employee as additional compensation for the person's services to the Company or a subsidiary in lieu of or in addition to a cash bonus.

     Other Stock-Based Awards. The Compensation Committee, in its discretion, may grant other forms of Awards based on, or payable in, shares of Common Stock. Subject to certain limitations, participants, including directors, may elect to defer the receipt of an Award or other compensation in the form of phantom shares for limited periods.

     Performance Objectives. The Compensation Committee shall subject grants of phantom shares and performance units and, in its discretion, may condition the exercisability of employee stock options, on the attainment of certain performance objectives. The term "Performance Objectives" means the objectives, if any, established by the Compensation Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time (Performance Cycle) determined by the Compensation Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net earnings; (ii) operating income; (iii) earnings before interest and taxes ("EBIT"); (iv) earnings before interest, taxes, depreciation, and amortization expenses ("EBITDA"); (v) earnings before taxes and unusual or nonrecurring items; (vi) total revenue;
(vii) return on investment; (viii) return on equity; (ix) return on total capital; (x) return on assets; (xi) total stockholder return; (xii) return on capital employed in the business; (xiii) stock price performance; (xiv) earnings per share growth; (xv) cash flows; (xvi) total profit; (xvii) operating expenses; (xviii) fee revenue; (xix) total revenue less bonus payroll; (xx) the number of paid worksite employees; and (xxi) gross mark-up per worksite employee. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Compensation Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Compensation Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend; (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board, and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect a significant event that the Compensation Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

     Annual Award Limits. The maximum number of shares of Common Stock with respect to which any employee can receive stock options, bonus stock, phantom shares, and other stock-based awards during any calendar year under the 1997 Incentive Plan is 100,000. In addition, no employee can receive performance unit grants having a value in excess of $1.0 million in any calendar year.

     Transferability. Awards under the 1997 Incentive Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Compensation Committee may, in its discretion, permit a participant to transfer nonqualified stock options to the participant's "immediate family members", as defined in the 1997 Incentive Plan.

     Adjustments. The Compensation Committee may provide for adjustment of Awards under the 1997 Incentive Plan if it determines such adjustment is required to prevent dilution or enlargement of the rights of participants in the 1997 Incentive Plan that would otherwise result from a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or other similar corporate transaction.

     Tax Withholding. The 1997 Incentive Plan permits the Compensation Committee to allow a participant, upon exercise of an option or payment of an Award, to satisfy any applicable federal tax withholding requirements in the form of shares of Common Stock, including shares issuable upon exercise or payment of such Award.

     Change in Control. The 1997 Incentive Plan provides that upon a "change in control" of the Company, all Awards will become immediately exercisable or payable, as the case may be. A "change in control" of the Company shall be deemed to occur: (i) on the date any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), but not including the group that may be deemed to exist solely by reason of that certain Voting Agreement, dated as of May 13, 1994 among Paul J. Sarvadi, Gerald M. McIntosh, James W. Hammond, Scott C. Hensel, Richard G. Rawson, William E. Lange, Pyramid Ventures, Inc.,The Texas Growth Fund -- 1991 Trust, The McIntosh Charitable Remainder Unit Trust, The Hammond Family Foundation, The Gary F. and Nancy Reed Foundation, and The Sarvadi Family Foundation, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 30% or more of either the then outstanding shares of common stock of the Company or the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) on the date the individuals who constitute the Board as of May 28, 1997 (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to May 28, 1997 whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;
(iii) on the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause if consummation of the transaction would result in at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange
Act) by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (iv) on the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

     Amendment and Termination. The Board of Directors of the Company may amend or terminate the 1997 Incentive Plan at any time without stockholder approval, except for any amendment that under applicable law or stock exchange rules, requires stockholder approval. Unless the term of the 1997 Incentive Plan is extended or earlier terminated, the 1997 Incentive Plan will terminate on April 24, 2005, after which no additional Awards may be made under it; however, all then outstanding Awards will continue pursuant to their terms.

PREVIOUS GRANTS OF PLAN BENEFITS

     At March 31, 1997, options to purchase 354,264 shares of Common Stock were outstanding pursuant to these grants, of which options to purchase 141,405 shares were exercisable. Options to purchase 792 shares of Common Stock have been exercised pursuant to these grants through March 31, 1997.

DESCRIPTION OF 1995 PLAN AS CURRENTLY IN EFFECT

     The 1995 Plan is administered by the Board of Directors. The Board of Directors has the power to determine which eligible employees will receive stock option rights, the timing and manner of the grant of such rights, the exercise price, and the number of shares to be covered by and all of the terms of the options. The Board of Directors may delegate any or all of its administrative duties pertaining to the 1995 Plan to a committee (the "Committee") of not less than three individuals, at least two of whom shall be members of the Board of Directors.

     Eligible employees under the 1995 Plan are all employees, including any officer who is an employee, of the Company or any of its subsidiaries. Except for the automatic grants to non-employee directors described above, no director of the Company is eligible to receive options under the 1995 Plan unless the granting of such options is approved by a majority of disinterested directors which comprise a majority of the Board of Directors, or by the Committee, all of whom must be disinterested directors. The term of any option granted under the 1995 Plan shall be determined by the Board of Directors or the Committee; provided, however, that the term of any stock option cannot exceed 10 years from the date of the grant, and any stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the 1995 Plan will be the fair market value of a share of Common Stock on the date the option is granted, determined in good faith by the Board of Directors or the Committee. Further, the exercise price of any stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of
Section 422(b)(6) of the Code must be at least 110% of the fair market value of the share at the time such option is granted. The exercise price of any shares purchased pursuant to an option granted under the 1995 Plan shall be paid in full upon exercise of such option in cash, or by check, or at the discretion of the Board of Directors or the Committee.

     Unless sooner terminated by action of the Board of Directors in its discretion, the 1995 Plan will terminate on the tenth anniversary of its effective date. The 1995 Plan was originally approved by the Board of Directors of Administaff of Texas, Inc. and its Stockholders in April, 1995, and the amendment and restatement thereof was approved and adopted by the Company's Board of Directors and its Stockholders in April, 1996. Options granted under the 1995 Plan are not transferable except in the event of death and must be exercised by the optionee within 10 years after the date the option is granted or within three months following the date the optionee's employment with the Company terminates for any reason. The Board of Directors or the Committee, in its discretion, may set the term for any option granted under the 1995 Plan; provided, however, that the term of the option cannot extend for a period longer than that permitted for the option to qualify as an "Incentive Stock Option" under Section 422 of the Code. The Board of Directors and the Committee have the authority to prescribe, upon the granting of options, the vesting schedule under which such options will become exercisable by each optionee and the conditions of any such exercise, including the events or circumstances resulting in the acceleration of any vesting schedule applicable to the purchase of shares pursuant to any grant under the 1995 Plan.

     The Board of Directors may at any time terminate or amend the 1995 Plan; provided that no such amendment may adversely affect the rights of optionees with regard to outstanding options. Further, no material amendment to the 1995 Plan, such as an increase in the total number of shares covered by the 1995 Plan, a change in the class of persons eligible to receive options, a reduction in the exercise price of options, and extension of the latest date upon which options may be exercised, shall be effective without stockholder approval.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal tax consequences to the employee, director or the Company may result depending upon other considerations not described below.

     In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option (an option not qualified under Section 422 of the Code) ("NQO") is granted; (ii) at the time of exercise of a NQO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; (iii) at the time of sale of shares acquired pursuant to the exercise of a NQO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short term or long term capital gain (or loss) depending on how long the shares have been held.

     No income generally will be recognized by an optionee upon the grant or exercise of an ISO, although the excess of the fair market value on the date of exercise over the option price is included in alternative minimum taxable income for alternative minimum tax purposes. However, if the optionee exercises the ISO and disposes of the shares of Common Stock in the same year and the amount realized is less than the fair market value on the date of exercise, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. If shares of Common Stock are issued to an optionee pursuant to the exercise of an ISO and no disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee (the "Holding Periods"), then, upon the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as long term capital gain and any loss sustained will be a long term capital loss.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either Holding Period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount of equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short term or long term capital gain (or loss) depending on the holding period.

     No income generally will be recognized upon the grant of phantom shares or performance units. Upon payment in respect of phantom shares or earned performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received less any amount paid for such award at the time of payment or transfer pursuant to the fulfillment of the specified conditions or the achievement of the performance goals.

     The recipient of bonus stock generally will be subject to tax at ordinary income rates on the fair market value of the shares of Common Stock on the date that such shares are transferred to the recipient, and the capital gain or loss holding period for such shares will also commence on that date.

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction for federal income tax purposes provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense,
(ii) is not an "excess parachute payment" within the meeting of Section 280G of the Code, and (iii) if the $1.0 million limitation of Section 162(m) of the Code is exceeded, the compensation qualifies as "performance based" under such section.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote in person or by proxy at the 1997 Annual Meeting of Stockholders is required to approve the proposal to amend the 1995 Plan. If not approved, the amendments to the 1995 Plan will not become effective.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE 1995 ADMINISTAFF, INC. EMPLOYEE STOCK OPTION PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                           PROPOSALS OF STOCKHOLDERS

     Any proposal of a stockholder intended to be presented at the 1998 Annual Meeting must be received at the Company's principal executive offices no later than the close of business on December 26, 1997.

                             FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO RUTH HOLUB, INVESTOR RELATIONS ADMINISTRATOR, ADMINISTAFF, INC., 19001 CRESCENT SPRINGS DRIVE, KINGWOOD, TEXAS 77339-3802. Upon payment of the Company's reasonable expense of furnishing the exhibits requested, the Company will furnish any exhibit to the Form 10-K to any person whose vote is solicited by this Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ JOHN H. SPURGIN, II
                                            John H. Spurgin, II
                                            Vice President, Legal,
                                            General Counsel and Secretary

April 25, 1997
Kingwood, Texas

                                                                       EXHIBIT A

                               ADMINISTAFF, INC.

                              1997 INCENTIVE PLAN

     Administaff, Inc., a Delaware corporation (the "Company"), hereby amends and restates the 1995 Administaff Stock Option Plan and renames said plan the Administaff, Inc. 1997 Incentive Plan (the "Plan"), effective as of May 28, 1997. The terms and provisions of the Plan are set forth below.

     1. Purpose. The purpose of the Plan is to promote the interests of the Company by encouraging employees of the Company and its Subsidiaries and the nonemployee directors of the Company to acquire or increase their equity interests in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are believed to be essential for the growth and profitability of the Company.

     2. Definitions. As used in this Plan:

          (a) "Award" means an Option Right, a Director Option, Phantom Shares, a Performance Unit, Bonus Stock, or Other Stock-Based Award.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Bonus Stock" means unrestricted shares of Common Stock granted pursuant to Paragraph 9.

          (d) "Change in Control" shall be deemed to have occurred upon:

             (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")), excluding the Company or any of its Subsidiaries or affiliates, and the group that may be deemed to exist solely by reason of that certain Voting Agreement, dated as of May 13, 1994 among Paul J. Sarvadi, Gerald M. McIntosh, James W. Hammond, Scott C. Hensel, Richard
        G. Rawson, William E. Lange, Pyramid Ventures, Inc., Texas Growth
        Fund -- 1991 Trust, the McIntosh Charitable Remainder Unit Trust, the Hammond Family Foundation, the Gary and Nancy Reed Foundation and the Sarvadi Family Foundation, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company, or the then outstanding voting securities entitled to vote generally in the election of directors; or

             (ii) the date the individuals who constitute the Board as of May 28, 1997 (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to May 28, 1997 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

             (iii) the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

             (iv) the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

          (e) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (f) "Committee" means the Compensation Committee of the Board.

          (g) "Common Stock" means the Common Stock, $0.01 par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 12.

          (h) "Date of Grant" means (i) with respect to an Award, other than a Director Option, the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto) and (ii) with respect to a Director Option, the automatic date of grant as provided in Paragraph 9.

          (i) "Director" means a director of the Company who is not also an employee of the Company or a Subsidiary, but excluding any director who is also an employee, director, officer, partner, principal, or affiliate of Texas Growth Fund -- 1991 Trust, Pyramid Ventures, Inc. or any of their respective controlling persons.

          (j) "Director Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 9.

          (k) "Employee" means an employee of the Company or Subsidiary, and any person who has been offered employment by the Company or a Subsidiary, provided that any Award granted to such prospective employee shall be canceled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment; and provided, further, such person may not be granted an incentive stock option prior to the date the person actually commences employment.

          (l) "Market Value per Share" means, at any date, the closing sale price per share of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

          (m) "Option Price" means the purchase price per share payable on exercise of an Option Right or Director Option.

          (n) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

          (o) "Other Stock-Based Award" means an Award as described in Paragraph 8.

          (p) "Participant" means an Employee who is selected by the Committee to receive an Award under any of Paragraphs 4 through 8 and shall also include a Director who has received an automatic grant of Director Options pursuant to Paragraph 9.

          (q) "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time (Performance Cycle) determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following (i) net earnings; (ii) operating income; (iii) earnings before interest and taxes ("EBIT"); (iv) earnings before interest, taxes, depreciation, and amortization expenses ("EBITDA"); (v) earnings before taxes and unusual or nonrecurring items; (vi) total revenue; (vii) return on investment; (viii) return on equity; (ix) return on total capital; (x) return on assets; (xi) total stockholder return; (xii) return on capital employed in the business; (xiii) stock price performance; (xiv) earnings per share growth; (xv) cash flows; (xvi) total profit; (xvii) operating expenses; (xviii) fee revenue; (xix) total revenue less bonus payroll; (xx) the number of paid work-site employees; and (xxi) gross mark-up per worksite employee. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

          (r) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) awarded pursuant to Paragraph 6.

          (s) "Phantom Shares" means notional shares of Common Stock awarded pursuant to Paragraph 5 or 8.

          (t) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

          (u) "Subsidiary" means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares Available Under Plan. Subject to adjustments as provided in Paragraph 12, the maximum number of shares of Common Stock which may be issued with respect to Awards under this Plan is 882,957. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Phantom Shares, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock equal to the Phantom Shares regardless of whether such Phantom Shares were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights or Phantom Shares awarded that are terminated unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan. No person may receive Option Rights, Phantom Shares and Bonus Stock awards with respect to more than 100,000 shares during any calendar year. Further, the maximum value of Performance Units that may be granted to any person during any calendar year may not exceed $1 million.

     4. Option Rights. The Committee may from time to time make grants to any Employee of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify its Option Price, which may not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check payable and acceptable to the Company or (ii) to the extent provided for in the option agreement, (a) by tendering to the Company shares of Common Stock owned by the optionee for at least six months, if acquired pursuant to a Company stock option, and having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full Option Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Option Price as provided in (i) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Price and any required tax withholding amounts; provided that in the event the optionee chooses to pay the Option Price and withholding taxes as provided in (ii)(b) above, the optionee and the broker shall comply with such procedures and enter into such agreements as the Committee may prescribe as a condition of such payment procedure, or
     (iii) by a combination of such payment methods. Payment instruments will be received subject to collection.

          (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and the Subsidiaries and/or the Performance Objectives (if any) to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide, in the Committee's discretion, for the earlier vesting of the Option Rights upon termination of the Participant's employment due to death, disability or retirement.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Performance Objectives may specify a minimum level of achievement in respect of the specified Performance Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Objectives.

          (g) Option Rights granted under this Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing, as specified in the option agreement.

          (h) Option Rights granted to a Participant who is an officer of the Company may, in the discretion of the Committee, provide for an automatic "reload" grant upon the exercise of the Option Right with shares of Common Stock, with such terms and conditions on any such reload grant as the Committee may choose, provided, however, the Option Price may not be less than 100% of the Market Value per Share on the Date of Grant of the reload option and its term may not exceed the remaining term for the exercised portion of the Option Right.

          (i) Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from the Date of Grant.

          (j) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any authorized officer and delivered to the Participant and containing such terms and provisions consistent with this Plan, as the Committee may approve.

     Notwithstanding the foregoing, Option Rights may be granted from time to time in substitution for stock options held by employees of other corporations who become Employees as the result of a merger or consolidation of the employing corporation with the Company or any Subsidiary, or the acquisition by the Company or any Subsidiary of the assets of the employing corporation, or the acquisition by the Company or any Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of substitute Option Rights granted may vary from the terms and conditions set forth above, to the extent the Committee, at the time of grant, deems it appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5. Phantom Shares. The Committee may also from time to time make grants to any Employee of Phantom Shares upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Phantom Shares to which it pertains, and whether phantom dividends will be credited on such Phantom Shares.

          (b) Each grant will specify the Performance Objectives that are to be achieved in order for the Phantom Shares to be earned, and will specify a minimum acceptable level of achievement in respect of the specified Performance Objectives below which the Phantom Shares will be forfeited and may set forth a formula or other method for determining the number of Phantom Shares to be earned if performance is at or above such minimum but short of full achievement of the Performance Objectives.

          (c) Each grant will specify the time and manner of payment of Phantom Shares which have been earned, which payment may be made in (i) cash, (ii) shares of Common Stock or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Each grant of Phantom Shares will be evidenced by an agreement executed on behalf of the Company by any authorized officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, which may include provisions relating to vesting upon termination of the Participant's employment due to death, disability or retirement.

     6. Performance Units. The Committee may also from time to time make grants to any Employee of Performance Units upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) Each grant will specify the Performance Objectives that are to be achieved in order for the Performance Units to be earned and will specify a minimum acceptable level of achievement in respect of the specified Performance Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Performance Objectives.

          (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by any authorized officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, which may include provisions relating to vesting upon the termination of the Participant's employment due to death, disability or retirement.

     7. Bonus Stock. The Committee may also from time to time make grants to any Employee of Bonus Stock, which shall constitute a transfer of shares of Common Stock, without other payment therefor, as additional compensation for the Participant's services to the Company or its Subsidiaries.

     8. Other Stock-Based Awards. The Committee may also grant to Employees an Other Stock-Based Award, which shall consist of a right which (i) is not an Award described in Paragraphs 4 through 7 and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. In addition, and without limiting the foregoing, the Committee may, in its sole discretion, permit a Participant, who is an Employee, to elect to defer, in the form of Phantom Shares, all or a portion of the payment of an Award until a specified future time, but in no event for more than five years or, if earlier, the date of termination of employment.

     9. Director Options. (a) Each Director who is elected or appointed to the Board for the first time after April 23, 1996 shall automatically receive, on the date of his or her election or appointment, a Director Option for 7,500 shares of Common Stock, which shall become vested as to one-third of the shares on each anniversary of the Date of Grant; provided, however, if the Director ceases to be a member of the Board, his unvested Director Options, if any, on such date shall be automatically canceled unpaid, unless such termination is due to death or disability, in which event the unvested Director Options shall be automatically vested in full.

     (b) On the day of the regular Annual Meeting of the Stockholders of the Company in each year that this Plan is in effect (commencing with the 1996 Annual Meeting of Stockholders), each Director who is in office immediately after such annual meeting shall automatically receive a Director Option for 2,500 shares of Common Stock, which shall be 100% vested on the Date of Grant.

     (c) Each Director Option will be subject to all of the limitations contained in the following provisions:

          (i) The Option Price of each Director Option shall be the Market Value per Share on its Date of Grant.

          (ii) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the Option Price for such shares, which payment may be (1) in cash by check acceptable to the Company, (2) by tendering to the Company shares of Common Stock owned by the optionee for more than six months and having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full Option Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Option Price as provided (1) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise), (3) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Price and any required tax withholding amounts; provided that in the event the optionee chooses to pay the Option Price in this manner, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (4) by a combination of such methods of payment. Payment instruments will be received subject to collection.

          (iii) Each Director Option shall expire 10 years from the Date of Grant thereof, but shall be subject to earlier termination as follows:
     Director Options, to the extent exercisable as of the date the Director ceases to serve as a director of the Company for any reason, including death, must be exercised within three years of such date unless the Director is removed for cause, in which event the Director Option must be exercised within three months from the date of such removal; provided however, that in no event shall the normal expiration date of such Director Options be extended.

          (iv) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient to make all automatic grants provided for in this Paragraph 9 on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under this Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available shares and all future grants under this Paragraph 9 shall terminate.

     10. Acceleration upon a Change in Control. Notwithstanding anything contained in the Plan to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of Performance Objectives with respect to the exercisability or full entitlement to any Award shall immediately lapse upon a Change in Control.

     11. Transferability. (a) Except as provided below, (1) no Award (or any interest therein) will be transferable by a Participant other than by (i) will or the laws of descent and distribution or (ii) a qualified domestic relations order and (2) an Option Right will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     (b) The Committee may, in its discretion, provide in an option agreement that the Option Right granted to the Participant (other than an incentive stock option) may be transferred (in whole or in part and shall be subject to such terms and conditions as the Committee may impose thereon) by the Participant to
(i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Participant or (iii) a partnership in which such Immediate Family Members and, if applicable, the Participant are the only partners. Following transfer, any such transferred Option Rights shall continue to be subject to the same terms and conditions as were applicable to the Option Rights immediately prior to transfer; provided, however, that no transferred Option Rights shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Option Rights.

     12. Adjustments. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Director Options, Option Rights and Phantom Shares granted hereunder, in the Option Price applicable to any such Director Options and Option Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Board, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

     13. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions for the settlement of fractions in cash.

     14. Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person under this Plan, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of such taxes required to be withheld. The Committee may provide in any grant agreement that such taxes may be satisfied by the relinquishment of a portion of such Award or payment.

     15. Administration of the Plan. (a) This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.

     16. Amendments, Etc. (a) The Board may amend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him.

     (b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     17. Effectiveness, Term, Etc. This amendment of the Plan shall be effective upon its approval by the Company's stockholders at the 1997 annual meeting of the stockholders of the Company; provided, however, in the event that this amendment is not approved by the stockholders of the Company at such meeting, it shall be automatically null and void for all purposes. Notwithstanding anything in this amendment and restatement to the contrary, no provision herein shall be applicable to any incentive stock option outstanding prior to May 28, 1997 if such provision would constitute a "modification" of such incentive stock option, within the meaning of Section 424 of the Code. Unless sooner terminated, this Plan shall terminate on April 24, 2005 and no further Awards shall be made after such date, but all outstanding Awards on such date shall remain effective in accordance with their terms and the terms of this Plan.

PROXY                                                                     PROXY


                               ADMINISTAFF, INC.
              Proxy Solicited on Behalf of The Board of Directors
             For the Annual Meeting of Stockholders - May 28, 1997

        The undersigned appoints RICHARD G. RAWSON and JOHN H. SPURGIN, II, and each or either of them, lawful attorneys and proxies of the undersigned, each acting alone with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of Administaff, Inc., to be held at The Wyndham Greenspoint Hotel, Wedgewood Room, 12400 Greenspoint Drive, Houston, Texas 77060 on the 28th day of May, 1997 at 10:00 a.m., Central Daylight Savings Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

        Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, and 3. All prior proxies are hereby revoked.

        This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business.


                  PLEASE MARK, SIGN AND DATE ON REVERSE SIDE.

                               ADMINISTAFF, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Election of Directors-                       For   Against   For All
   Nominees:                                    All     All     Except
   P. Sarvadi, G. McIntosh                      [ ]     [ ]       [ ]

--------------------------------------------
(Except for nominee(s) written above)

2. To approve the appointment of Ernst &        For   Against   Abstain
   Young LLP as the Company's independent       [ ]     [ ]       [ ]
   auditors for the year 1997.

3. To approve certain amendments (including     For   Against   Abstain
   increasing the authorized number of          [ ]     [ ]       [ ]
   shares) to the 1995 Employee Stock Option
   Plan.

4. To act upon such other business as may       For   Against   Abstain
   properly come before the meeting or any      [ ]     [ ]       [ ]
   adjournments thereof.



                                        The undersigned acknowledges receipt of
                                        the Notice of Annual Meeting of
                                        Stockholders and of the Proxy Statement.
                                           Dated:_________________________, 1997
                                        Signature(s)____________________________
                                        ________________________________________
                                        PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS. JOINT OWNERS SHOULD EACH SIGN
                                        PERSONALLY. WHERE APPLICABLE, INDICATE
                                        YOUR OFFICIAL POSITION OR REPRESENTATION
                                        CAPACITY.